EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered as of this 1st day of January, 2000 by and between Ursus Telecom Corporation, a Florida corporation ("Employer"), and Steven L. Relis ("Employee").

                                WITNESSETH:

     WHEREAS, the Employer is engaged in the operation of a telecommunications business (the "business') and desires to employ the Employee as the Chief Accounting Officer.

     WHEREAS, the Employee desires to accept such employment under the terms and conditions provided herein,

     NOW, THEREFORE, in consideration of the promises, and mutual promises hereinafter set forth, and other good and valuable consideration in hand and received, the parties hereto hereby agree as follows:

     1.     Employment.  Upon and subject to the terms, conditions and other
            -----------
provisions of this Agreement, the Employer hereby employs the Employee and the Employee hereby accepts employment and agrees to exercise and perform faithfully, exclusively and to the best of his ability on behalf of the Employer, those duties described on the Job Description Memorandum attached hereto and made a part hereof as Exhibit A. Employee shall likewise perform such other duties for Employer, or any subsidiary, affiliate, or division of the Employer as the Employer may reasonably request.

     2.     Employees Services and Duties.  During the term of this Agreement,
            -----------------------------
the Employee shall observe and conform to the policies and directions promulgated from time to time by the Employer and devote his full business time, energy, ability, attention and skill to his employment hereunder. The services to be performed by the Employee hereunder may be changed, expanded or adjusted from time to time at the reasonable request of the Employer, provided that such services shall at all times be consistent with those described in Section 1 hereof. The Employee shall perform the services contemplated under this Agreement at such location or locations as the Employer may from time to time reasonably direct, but, Employee shall primarily be based in Sunrise Florida. Employee shall, however, travel to other locations at such time as may be appropriate for the performance of his duties and as reasonably directed by Employer.

     3.     Term.     Unless sooner terminated or extended as provided in this
            -----
Agreement, the term of the Employees employment by the Employer pursuant to this Agreement shall commence on January 1, 2000 and shall continue until December 31, 2000 (the "Termination Date").

     4.     Compensation and Other Matters.  As compensation in full for the
            -------------------------------
services to be rendered by the Employee hereunder, the Employer shall pay, and the Employee shall accept, the compensation set forth in Exhibit B, which compensation shall be subject to all applicable federal, state and local withholding taxes. Employee will not accept any rebates, "kickbacks" or other third party payments unless all such amounts are immediately remitted in full to Employer upon receipt by Employee. Employer may elect to provide Employee with additional benefits or compensation as Employer may determine in its sole and absolute discretion, but, Employer shall not be obligated to provide any such benefits or compensation to Employee during the term hereof.

     5.     Certain Business Expenses.  The Employer shall reimburse the
            --------------------------
Employee for all ordinary, necessary and reasonable expenses incurred by Employee in the course of performing his duties and obligations hereunder and paid by the Employee on behalf of the Employer, to the extent reasonable and necessary in the good faith judgment of Employer. Such reimbursement shall be made upon the prompt presentation by the Employee of an itemized written request for reimbursement thereof. The itemized request shall be supported by documentation and be submitted on forms approved by Employer.

     6.     Covenant of Non-Disclosure.  The Employee acknowledges that,
            --------------------------
because of his employment hereunder, he will be in a confidential relationship with the Employer and will have access to confidential information and trade secrets of Employer concerning the Business. The parties recognize and acknowledge that the Business is very sophisticated and technical, and that Employer has developed, and over the course of time, will develop, substantial goodwill, valuable relationships with customers, trade secrets and particular means or methods of conducting the Business, all of which are worthy of
protection.   Employee recognizes and acknowledges that during the term of his employment with the Employer he may acquire knowledge of valuable trade secrets, confidential matters, and proprietary information concerning the Business and its existing and potential customers (collectively, the "Confidential Information"). Such Confidential Information includes, without limitation, lists of the Employer's customers and potential customers, lists of the Employer's suppliers and potential suppliers, lists of the Employer's agents and potential agents, information contained within the Employer's books and records, the methods of operating the Business, information concerning the telecommunications industry as same relates to the Employer, the names of other business contacts of the Employer, the Employer's pricing practices and information concerning prices at which the Employer purchases supplies and services. The Employee hereby agrees to maintain the confidentiality of all Confidential Information to which Employee is exposed while employed by the Employer and at all times thereafter, and agrees that he will not, directly or indirectly, at any time (a) disclose such Confidential Information to any natural or legal person (collectively, "Persons"), other than authorized employees or agents of the Employer, for any reason or purpose whatsoever, or (b) under any circumstances make use of any Confidential Information for his own purposes or for the benefit of any Person other than the Employer or its affiliates. To this effect, Employee agrees that none of the Employer's written Confidential Information, including, but not limited to any printed material, material in process and customer lists or records, may be copied or removed from the Employer's premises by Employee or any other Person at the direction of or with the permission of Employee, unless authorized by the Chief Executive Officer of the Employer.

     7.  Covenant of Non-Competition.
         ----------------------------

          7.1 During the term of this Agreement Employee shall not directly or indirectly, including, without limitation, through entities he controls, solely or jointly with others, (i) carry on or engage or participate in any business the same as or substantially similar to or in competition with the Business, (ii) render any services to or, directly or indirectly, have any interest (other than an interest of 5% or less of a publicly traded company) as a shareholder, owner, partner (general or limited), agent, consultant, lender or guarantor or any other interest, in any entity or business engaged in the rendering of services which are similar to those rendered by Employer in its operation of the Business, or (iii) otherwise engage in competition with the Business.

          7.2 It is the intent of the parties hereto that this Section 7 be enforced to the fullest extent permissible under the laws of Florida or any other applicable jurisdiction. Each of the parties hereto recognizes that the duration of the covenants contained in this Section 7 are properly required for the adequate protection of the Business being established by Employer and Employer's conduct of the Business thereafter. Accordingly, to the extent that any covenant in this Section 7 or portion thereof or other provision contained in this Section 7 shall be deemed to be illegal, unenforceable, or unreasonable such covenant shall be reformed such that the restrictions imposed upon Employee is equal to the maximum restriction that would be permissible under applicable law.
Moreover, each provision of this Section 7 is intended to be severable, and in the event that any one or more of the provisions contained in this Section 7 shall for any reason be adjudicated to be illegal, invalid or unenforceable, the same shall not affect the legality, validity or enforceability of any other provision of this Section 7, but this Section 7 shall be construed as if such illegal, invalid or unenforceable provision had not been contained therein. The provisions of this Section 7 shall be interpreted in a reasonable manner to effect the intentions of the parties and this Section 7.

     8. Enforcement of Covenants.  The parties hereto acknowledge that (i) the
        ------------------------
covenants and the restrictions contained in Sections 6 and 7 are necessary, fundamental, and required for the protection of the Business; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique and extraordinary value; and (iii) a breach of any of such covenants or any other provisions of said Sections 6 and 7 will result in loss of goodwill, other irreparable harm and damages to the Employer which cannot be adequately compensated by a monetary award.
Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Employer shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from a breach or threatened breach of any such covenants or provisions or to specifically enforce the provisions of Sections 6 and 7. Said remedies may be obtained without proof of the actual damages that have been or will be caused to the Employer by such breach. Furthermore, nothing contained is Sections 6 and 7 , or in this Section 8 shall be construed to limit in any way the remedies of Employer whether hereunder or under applicable law.

     9. Employee Representation and Warranty.  The Employee warrants and
        -------------------------------------
represents to the Employer, and covenants with the Employer that the execution, delivery and performance of this Agreement by the Employee does not conflict with or violate any provision of, or constitute a default under, any agreement, judgement, award or decree to which the Employee is a party or by which the Employee is bound.

     10.  Death; Permanent Disability. In the event of the death of the
          ----------------------------
Employee during the term of this Agreement, this Agreement shall terminate. If during the term of this Agreement the Employee fails because of illness or other incapacity to perform the services required to be performed by him hereunder for any consecutive period of more than 120 days, or for shorter periods aggregating more than 180 days in any consecutive twelve-month period (any such illness or incapacity being hereinafter referred to as a "permanent disability"), then the Company, in its discretion, may at any time thereafter terminate this Agreement upon not less than 10 days' written notice thereof to the Employee, and this Agreement shall terminate and come to an end upon the date set forth in said notice as if said date were the termination date of this Agreement; provided, however, that no such termination shall be effective if prior to the date when such notice is given, Employee's illness or incapacity shall have terminated and he shall be physically and mentally able to perform the services required hereunder and shall have taken up and be performing such duties.

If the Employee's employment shall be terminated by reasons of his death or permanent disability, the Employee or his estate, as the case may be, shall be entitled to receive (i) any earned and unpaid salary accrued through the date of termination, (ii) subject to the terms thereof, any benefits which may be due to the Employee on the date of termination under the provisions of any employee benefit plan, program or policy.

     11. Termination for Cause. The Company may at any time during the term of
         ---------------------
this Agreement, by written notice, terminate the employment of the Employee for cause, the cause to be specified in the notice. For purposes of this Agreement, "cause" shall mean (i) any willful misconduct of the Employee in connection with the performance of any of his duties hereunder, including without limitation misappropriation of funds or property of the Company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or any willful and intentional act having the effect of injuring the reputation, business or business relationships of the Company; (ii) willful failure, neglect or refusal to perform material duties hereunder that is not cured within 20 days after the Company notifies Relis thereof; (iii) breach of any material covenants contained in this Agreement that is not cured within 20 days after the Company notifies the Employee thereof; and (iv) conviction (or nolo contendere plea) in connection with a felony relating in any way to the business or affairs of the Company, or which would be required to be disclosed in any filing or report with the U.S. Securities and Exchange Commission. The determination of whether "cause" exists shall only be made at a meeting of the Board of Directors of which the Employee receives notice and an opportunity to address the Board on such matter. Termination for cause shall be effective upon the giving of such notice and the Employee shall be entitled to receive (i) any earned and unpaid salary accrued through the date of termination and (ii) subject to the terms thereof, any benefits which may be due to the Employee on such date under the provisions of any employee benefit plan, program or policy. Employee hereby disclaims any right to receive a pro rata portion of any annual bonus with respect to the fiscal year in which such termination occurs.

     12. Resignation for Good Reason. Employee may at any time during the term
         ---------------------------
of this Agreement, by written notice, terminate his employment for good reason, the reason to be specified in the notice. For purposes of this Agreement, "good reason" shall exist if (i) the Company materially fails to comply with any of the provisions of this Agreement, other than isolated, insubstantial or inadvertent failures not occurring in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by the Employee, or
(ii) the Company shall diminish the Employee's title, duties, base salary or benefits.

     13. Payments Upon Termination. If during the term of this Agreement,
         --------------------------
employment is terminated (i) by the Company without "cause" or (ii) by Employee for any "good reason," the Company shall pay to the Employee the Base Salary at the rate in effect at the time notice of termination is given and other rights and benefits the Employee may have under employee benefits plans and programs of the Company in existence as of the date of such termination, all for the greater of (x) the balance of the term of this Agreement or (y) the six month period following the date of such termination.

     14. Payments Upon Change of Control. During the term of this Agreement, if there is a Change of Control (as hereinafter defined) and the Company takes any action which would entitle The Employee to terminate his employment for "good reason," as such term is defined in Section 13 hereof (a "Triggering Event"), then the Employee may at his election, at any time during the remainder of this Agreement, terminate this Agreement (a "Voluntary Termination"), and the Employee shall be entitled to the following compensation, in addition to the other compensation provided for herein:

     (a) in lieu of any further salary payments to the Employee for periods subsequent to the date of Voluntary Termination, the Company shall pay as severance payment to the Employee, no later than the fifth day following the date of Voluntary Termination, a lump-sum severance payment of one years' base compensation.

     (b) the Company shall provide the Employee with all employee benefits and programs of the Company which the Employee was entitled to receive or participate in immediately prior to the effective date of the Voluntary Termination for the twelve month period following the date of such Voluntary Termination.

     (c) All unvested stock options held by the employee shall become immediately vested.

For the purposes of this Agreement, "Change of Control" shall mean the occurrence of any of the following events:

                (i) any "person" or "group" (as such terms are used under Sections 13(d) and 14(d) of the Securities & Exchange Act of 1934, as amended ("Exchange Act"), whether or not such Sections are applicable) is or becomes, whether by means of any issuance or direct or indirect transfer of securities, merger, consolidation, liquidation, dissolution or otherwise, the "beneficial owner" (as that term is used under Rules 13d-3 and 13d-5 under the Exchange Act, whether or not such rules are applicable, except that a "person" or

"group" shall be deemed to have "beneficial ownership" of all shares that he or it has the right to acquire, whether such right is exercisable immediately or only after the passage of time or otherwise), directly or indirectly through one or more intermediaries, of 35% or more of the total voting power represented by all of the voting stock of the Company; or

          (ii) directly or indirectly, a transfer, sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, whether or not such sections are applicable), excluding any disposition to or among the Company and or one or more of its subsidiaries; or

           (iii) any "person" or "group" (as such terms are used under Sections 13(d) and 14(d) of the Exchange Act, whether or not such sections are applicable) otherwise obtains the right or power (through any arrangement, contract, proxy or other means) to elect or designate a majority of the members of the Board of Directors of the Company then in office, without regard to whether such right or power is exercised or invoked and without taking into account the necessity of a special or annual stockholders meeting or the taking of other procedural actions to exercise or invoke such right or power.

     15. Notice of Intent. Both Parties agree that it is in their mutual best interest to provide 120 days of written notice in the event that either the Employer or Employee intends not to renew this contract. If no written notice of such intent is received, then this contract shall remain in force until a notice is received and then for a period of 120 days subsequent to receipt of that written notice.

    16. Notices. All notices, requests, demands, communications, statements or other documents which one party shall be required or shall desire to give to another hereunder shall be in writing and shall be given by the parties by personal delivery, by nationally recognized overnight courier, or by certified mail, return receipt requested, with all postage or other charges prepaid. Each such notice, demand, communication, statement, or other document shall, be conclusively deemed to have been given when personally delivered by hand or by courier, or seventy-two (72) hours after the date of mailing, as the case may be. The addresses of the parties shall be the following until such time as written notice of any change is provided to either party as aforesaid.

     If to the Employer:     Ursus Telecom Corporation
                             440 Sawgrass Corporate Parkway
                             Suite 112
                             Sunrise, Florida  33325
                             Attention:  CEO / PRESIDENT


     If to the Employee:     Mr. Steven Relis
                             19515 Saturnia Lakes Drive
                             Boca Raton, Florida 33498

     17. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

     18. Entire Understanding. This Agreement constitutes the entire agreement and understanding between the parties with respect to the employment of the Employee by the Employer, and supersedes all prior agreements, representations and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

     19. Amendments. This Agreement may not be modified or changed except by a written instrument signed by all of the parties hereto.

     20. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Florida.

     21. Assignment. This Agreement shall not be assigned or assignable by operation of law or otherwise, without the prior written consent of the other party, except that, without such consent from Employee, Employer may assign this Agreement or any interest therein, by operation of law or otherwise, to any successor to all or substantially all of its stock or assets, or any direct or indirect subsidiary.

     22. Severability. If any provision of this Agreement shall be deemed invalid, unenforceable or illegal, then notwithstanding such invalidity, unenforceability or illegality the remainder of this Agreement shall continue in full force and effect.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                   EMPLOYEE:

                                   -----------------------------


                                   EMPLOYER:


                                   -----------------------------

                                   URSUS TELECOM  CORPORATION

                                   By:
                                      ---------------------------
                                       Title:
                                             --------------------

                                  EXHIBIT A

JOB DESCRIPTION MEMORANDUM

Employee shall be employed as the Company's Chief Accounting Officer, which shall include but shall not be limited to the following duties:

Supervise the Company's Accounting Department.

Responsible for developing, implementing and maintaining accounting policies, as necessary.


Responsible for the timely filings of all financial statements in accordance with generally accepted accounting principals.


Responsible for the timely filings of compliance forms with the Securities and Exchange Commission.

EXHIBIT B

COMPENSATION

Employee shall be compensated at the rate of Ninety Five Thousand dollars ($95,000) per year payable in 26 installments of $3,653.85, exclusive of any bonuses that may be awarded on a discretionary basis. Further on April 1, 2000 the above salary will be adjusted to reflect an annual review by the compensation committee.

Employee shall be entitled to such other benefits as are offered on a non-discriminatory basis to others on a group basis such as life, health, disability insurance and retirement.

Employee shall be awarded options for 12,000 shares (in accordance with the Company's 1998 Stock Incentive Plan, a copy of which has been delivered to Employee), at a strike price equal to the UTCC closing price on October 20, 1999. The Grant Date is October 20, 1999 with a vesting date 12 months after the grant date, and an exercise date 90 days after the vesting date.